                                     BY-LAWS
                                       OF
                               b2bstores.com Inc.

                                    ARTICLE I

                                     OFFICES
                  1.1 Registered Office: The registered office shall be established and maintained at 9 East Loockerman Street, Kent County, Dover, Delaware and National Corporate Research, Ltd. shall be the registered agent of the corporation in charge thereof.

                  1.2 1.2 Other Offices: The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.


                                   ARTICLE II

                                  STOCKHOLDERS

                  2.1 Place of Stockholders' Meetings. All meetings of the stockholders of the corporation shall be held at such place or places, within or outside the State of Delaware as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.

                  2.2 Date and Hour of Annual Meetings of Stockholders. An annual meeting of stockholders shall be held each year at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the main headquarters of the corporation on a day in the month of March as shall be determined by the Board of Directors. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.

                  2.3 Purposes of Annual Meetings. At each annual meeting, the stockholders shall elect the members of the Board of Directors for the succeeding year. At any such annual meeting any further proper business may be transacted.

                  2.4 Special Meetings of Stockholders. Special meetings of the stockholders or of any class or series thereof entitled to vote may be called by the Chairman of the Board or by the Board of Directors, or at the request in writing by stockholders of record owning at least 40% of the issued and outstanding shares of Common Stock of the corporation, which request shall state the purpose of the proposed meeting, and may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of meeting.

                  2.5 Notice of Meetings of Stockholders. Except as otherwise expressly required or permitted by law, not less than ten days nor more than sixty days before the date of every stockholders' meeting the Secretary shall give to each stockholder of record entitled to vote at such meeting, written notice, served personally, by mail or by telegram, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address for notices to such stockholder as it appears on the records of the corporation.

                  2.6 Quorum of Stockholders.

                           (a)      Unless otherwise provided by the
Certificate of Incorporation or by law, at any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum.

                           (b)      At any meeting of the stockholders at which
a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting, other than announcement at the meeting, shall not be required to be given, except as provided in paragraph (d) below and except where expressly required by law.

                           (c)      At any adjourned session at which a quorum
shall be present, any business may be transacted which might have been transacted at the meeting originally called but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

                           (d)      If an adjournment is for more than thirty
days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  2.7 Chairman and Secretary of Meeting. The Chairman of the Board, or, in his absence, the President, shall preside at meetings of the stockholders. The Secretary or, in his absence, an Assistant Secretary, shall act as secretary of the meeting, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

                  2.8 Voting by Stockholders. Except as may be otherwise provided by the Certificate of Incorporation or these by-laws, at every meeting of the stockholders each stockholder shall be entitled to one vote for each share of stock standing in his name on the books of the corporation on the record date for the meeting. All elections and questions shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting.

                  2.9 Proxies. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy. Every proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged.

                  2.10 Inspectors. The election of directors and any other vote by ballot at any meeting of the stockholders shall be supervised by at least two inspectors. Such inspectors shall be appointed by the Board of Directors in advance of the meeting. If one or both inspectors so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting.

                  2.11     List of Stockholders.

                           (a)      At least ten days before every meeting of
stockholders the Secretary shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

                           (b)      During ordinary business hours, for a
period of at least ten days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

                           (c)      The list shall also be produced and kept
at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

                           (d)      The stock ledger shall be the only evidence
as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 2.11 or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

                  2.12 Procedure at Stockholders' Meetings. Except as otherwise provided by these by-laws or any resolutions adopted by the stockholders or Board of Directors, the order of business and all other matters of procedure at every meeting of stockholders shall be determined by the presiding officer. Not less than 15 minutes following the presentation of any resolution to any meeting of stockholders, the presiding officer may announce that further discussion on such resolution shall be limited to not more than three persons who favor and not more than three persons who oppose such resolution, each of whom shall be designated by the presiding officer and shall thereupon be entitled to speak thereon for not more than five minutes. After such persons, or such a lesser number thereof as shall advise the presiding officer of their desire so to speak, shall have spoken on such resolution, the presiding officer may direct a vote on such resolution without further discussion thereon at the meeting.

                  2.13 Action By Consent Without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                  2.14 Stockholder Proposals. Proposals to be submitted for consideration at any meeting of stockholders may be made by any stockholder that would be entitled to vote on such proposal ("Stockholder's Proposal") is delivered to the Board of Directors by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than 30 days in advance of such meeting; provided, however, that if less than 30 days' notice of such meeting was provided to stockholders, then the Stockholder's Proposal must be delivered not later than five days after such notice is given. Each such notice shall set forth: (a) the name and address of the stockholder making such proposal; (b) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to make the proposal specified in the notice; (c) a description of the proposal and the reasons for making such proposal; (d) a description of all arrangements, agreements and understandings between such stockholder and any other person pursuant to which the proposal is being made or relating to such stockholder's ability or obligation to vote his stock of the Corporation at the meeting; and (e) such other information regarding the proposal as would be required tot be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission. The chairman of any meeting of stockholders and the Board of Directors may refuse to acknowledge and consider any stockholder proposal not made in compliance with the foregoing procedures.


                                   ARTICLE III

                                    DIRECTORS

                  3.1 Powers of Directors. The property, business and affairs of the corporation shall be managed by its Board of Directors which may exercise all the powers of the corporation except such as are by the law of the State of Delaware or the Certificate of Incorporation or these by-laws required to be exercised or done by the stockholders.

                  3.2 Number, Method of Election, Terms of Office of Directors. The number of directors which shall constitute the Board of Directors shall be between one and five, such number to be fixed by resolution of the Board of Directors. Each Director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, provided, however, that a director may resign at any time. Directors need not be stockholders.



                  3.3 Vacancies on Board of Directors; Removal.

                           (a)      Any director may resign his office at any
time by delivering his resignation in writing to the Chairman of the Board or the Secretary. It will take effect at the time specified therein or, if no time is specified, it will be effective at the time of its receipt by the corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

                           (b)      Any vacancy, or newly created directorship
resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual election of directors by the stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

                           (c)      Removal.  Any director may be removed with
or without cause at any time by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of stock of the corporation, given at a special meeting of the stockholders called for that purpose.

                  3.4 Meetings of the Board of Directors.

                           (a)      The Board of Directors may hold their
meetings, both regular and special, either within or outside the State of Delaware.

                           (b)      Regular meetings of the Board of Directors
may be held at such time and place as shall from time to time be determined by resolution of the Board of Directors. No notice of such regular meetings shall be required. If the date designated for any regular meeting be a legal holiday, then the meeting shall be held on the next day which is not a legal holiday.

                           (c)      The first meeting of each newly elected
Board of Directors shall be held immediately following the annual meeting of the stockholders for the election of officers and the transaction of such other business as may come before it. If such meeting is held at the place of the stockholders' meeting, no notice thereof shall be required.

                           (d)      Special meetings of the Board of Directors
shall be held whenever called by direction of the Chairman of the Board or at the written request of a majority of the Board of Directors.

                           (e)      The Secretary shall give notice to each
director of any special meeting of the Board of Directors by mailing the same at least three days before the meeting or by telegraphing, telexing, telefaxing, or delivering the same not later than the day before the meeting. Unless required by law, such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need be given. No notice to or waiver by any director shall be required with respect to any meeting at which the director is present.

                  3.5 Quorum and Action. Unless provided otherwise by law or the Certificate of Incorporation, a majority of the whole board shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. The vote of a majority of the directors present at any meeting at which a quorum is present shall be necessary to constitute the act of the Board of Directors.

                  3.6 Presiding Officer and Secretary of Meeting. The Chairman of the Board, or in his absence, Chief Executive Officer, or, in their absence a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in his absence the presiding officer may appoint a secretary of the meeting.

                  3.7 Action by Consent Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee.

                  3.8 Action by Telephonic Conference. Members of the Board of Directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

                  3.9 Committees.

                           (a)      The Board of Directors may, by resolution
or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                           (b)      Any such committee, to the extent provided
in the resolution or resolution of the Board of Directors, or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and unless the resolution, these by-laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                  3.10 Compensation of Directors. Directors shall receive such reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

                  3.11 Contracts.

                           (a)      No contract or other transaction between
this corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors.

                           (b)      Any director, personally and individually,
may be a party to or may be interested in any contract or transaction of this corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.


                                   ARTICLE IV

                                    OFFICERS

                  4.1      Officers, Title, Elections, Terms.

                           (a)      The elected officers of the corporation
shall be a Chairman of the Board, Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary, who shall be elected by the Board of Directors at its annual meeting following the annual meeting of the stockholders, to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualify.

                           (b)      The Board of Directors may elect or
appoint at any time, and from time to time, additional officers or agents with such duties as it may deem necessary or desirable. Such additional officers shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment. Two or more offices may be held by the same person.

                           (c)      Any vacancy in any office may be filled
for the unexpired portion of the term by the Board of Directors.

                           (d)      Any officer may resign his office at
any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

                           (e)      The salaries of all officers of the
corporation shall be fixed by the Board of Directors.

                  4.2 Removal of Elected Officers. Any elected officer may be removed at any time, either with or without cause, by resolution adopted at any regular or special meeting of the Board of Directors by a majority of the directors then in office.

                  4.3 Duties.

                           (a)      Chairman of the Board.  The Chairman of
the Board shall be the chief executive officer of the corporation. The Chairman of the Board of Directors shall supervise and control the overall business and affairs of the corporation and he or she shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

                           (b)      Chief Executive Officer.  The Chief
Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Chairman of the Board and the Board of Directors, shall supervise and control all the business and affairs of the Corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect (unless any such order or resolution shall provide otherwise), and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Chairman of the Board and the Board of Directors from time to time.

                           (c)      President.  The President shall report to
the Chairman of the Board and the Chief Executive Officer. The President, subject to the control of the Chairman of the Board and the Board of Directors, shall supervise and control all the business and affairs of the Corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect (unless any such order or resolution shall provide otherwise), and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

                           (d)      Vice President.  Each Vice President,
if any, shall have such powers and perform such duties as the Board of Directors may determine or as may be assigned to him by the Chairman of the Board or the Chief Executive Officer. In the absence of the President or in the event of his death, or inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, if and when so directed by the Chairman of the Board or the Chief Executive Officer or the Board of Directors, and when so acting, shall have all the powers and be subject to all the restrictions upon the President.

                           (e)      Treasurer.  The Treasurer shall (1) have
charge and custody of and be responsible for all funds and securities of the Corporation; (2) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; (3) deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected by resolution of the Board of Directors; and (4) in general perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, Chief Executive Officer or by the Board of Directors. He shall, if required by the Board of Directors, give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

                           (f)      Secretary.  The Secretary shall (1) keep
the minutes of the meetings of the stockholders, the Board of Directors, the Executive Committee (if designated), and all other committees, if any, of which a secretary shall not have been appointed, in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (3) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal, is duly authorized; (4) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (5) have general charge of stock transfer books of the Corporation; and (6) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, Chief Executive Officer or by the Board of Directors.

                           (g)      Assistant Secretaries and Assistant
Treasurers. At the request of the Secretary or in his absence or disability, one or more Assistant Secretaries designated by him or by the Board of Directors shall have all the powers of the Secretary for such period as he or it may designate or until he or it revokes such designation. At the request of the Treasurer or in his absence or disability, one or more Assistant Treasurers designated by him or by the Board of Directors shall have all the powers of the Treasurer for such period as he or it may designate or until he or it revokes such designation. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board, Chief Executive Officer or the Board of Directors.


                                    ARTICLE V

                                  CAPITAL STOCK

                  5.1      Stock Certificates.

                           (a)      Every holder of stock in the corporation
shall be entitled to have a certi ficate signed by, or in the name of, the corporation by the Chairman, Chief Executive Officer, President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him.

                           (b)      If such certificate is countersigned by a
transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, the signatures of the officers of the corporation may be facsimiles, and, if permitted by law, any other signature may be a facsimile.

                           (c)      In case any officer who has signed or whose
facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

                           (d)      Certificates of stock shall be issued in
such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. They shall be numbered and registered in the order in which they are issued.

                           (e)      All certificates surrendered to the
corporation shall be canceled with the date of cancellation, and shall be retained by the Secretary, together with the powers of attorney to transfer and the assignments of the shares represented by such certificates, for such period of time as shall be prescribed from time to time by resolution of the Board of Directors.

                  5.2 Record Ownership. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the corporation's books. The corporation shall be entitled to treat the holder of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

                  5.3 Transfer of Record Ownership. Transfers of stock shall be made on the books of the corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the corporation for transfer, both the transferror and transferee request the corporation to do so.

                  5.4 Lost, Stolen or Destroyed Certificates. Certificates representing shares of the stock of the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize.

                  5.5 Transfer Agent; Registrar; Rules Respecting Certificates. The corporation may maintain one or more transfer offices or agencies where stock of the corporation shall be transferable. The corporation may also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

                  5.6 Fixing Record Date for Determination of Stockholders of Record. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the stockholders for the purpose of any other lawful action. Such record date in any case shall be not more than sixty days nor less than ten days before the date of a meeting of the stockholders, nor more than sixty days prior to any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  5.7 Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the corporation.


                                   ARTICLE VI

                       SECURITIES HELD BY THE CORPORATION

                  6.1 Voting. Unless the Board of Directors shall otherwise order, the Chairman of the Board shall have full power and authority, on behalf of the corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which the corporation may hold stock, and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors from time to time may confer like powers upon any other person or persons.

                  6.2 General Authorization to Transfer Securities Held by the Corporation.

                           (a)      The Chairman of the Board is authorized
and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidence of indebtedness, or other securities now or hereafter standing in the name of or owned by the corporation, and to make, execute and deliver, under the seal of the corporation, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

                           (b)      Whenever there shall be annexed to any
instrument of assignment and transfer executed pursuant to and in accordance with the foregoing paragraph (a), a certificate of the Secretary of the corporation  in  office  at the  date  of such  certificate  setting  forth  the provisions  of this  Section  6.2 and  stating  that they are in full  force and effect and setting forth the names of persons who are then officers of the corporation, then all persons to whom such instrument and annexed certificate shall thereafter come, shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the corporation, and that with respect to such securities the authority of these provisions of the by-laws and of such officers is still in full force and effect.


                                   ARTICLE VII

                                  MISCELLANEOUS

                  7.1 Signatories. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  7.2 Seal. The seal of the corporation shall be in such form and shall have such content as the Board of Directors shall from time to time determine.

                  7.3 Notice and Waiver of Notice. Whenever any notice of the time, place or purpose of any meeting of the stockholders, directors or a committee is required to be given under the law of the State of Delaware, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person or, in the case of any stockholder, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons.

                  7.4 Amendment of By-Laws.

                           (a)      By Board of Directors.  The by-laws of the
corporation may be altered, amended or repealed or new by-laws may be made or adopted by the Board of Directors at any regular or special meeting of the Board; provided that Section 3.3 and Section 7.4(b) of these By-Laws may be altered, amended or repealed only by action of the stockholders acting pursuant to Section 7.4(b) hereof.

                           (b)      By Stockholders.  The by-laws of the
corporation may also be altered, amended or repealed or new by-laws may be made or adopted by the vote of a majority in interest of the stockholders represented and entitled to vote upon the election of directors, at any meeting at which a quorum is present.

                           (c)      Indemnity.  The corporation shall indemnify
its directors, officers, employees or agents to the fullest extent allowed by law.

                  7.5 Fiscal Year. Except as from time to time otherwise determined by the Board of Directors, the fiscal year of the corporation shall end on December 31.